EXHIBIT 8 (d)

                               FIRST AMENDMENT TO
                             PARTICIPATION AGREEMENT


        This First Amendment to Participation Agreement ("Amendment") is entered into as of April 28, 2007 by and among Legg Mason Investor Services, LLC, (the "Distributor"), Legg Mason Partners Fund Advisor, LLC, ("Adviser"), Legg Mason Partners Variable Income Trust and Legg Mason Partners Variable Equity Trust (each a "Fund, collectively the "Funds"), and OM Financial Life Insurance Company, (the "Company" or "You").

        WHEREAS, the parties desire to amend the agreement to reflect the name change of the Trust Entities;

        WHEREAS, the parties entered into a Participation Agreement dated January 12, 2007, (the "Agreement');

        WHEREAS, the parties desire to amend Schedule B to the Participation Agreement;

        NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:


hereto.
1. Schedule Bo of the Agreement shall be deleted in its entirety and replaced with Schedule B attached hereto

2. OTHER TERMS.

        Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in ail respects by the parties to this Amendment.


        IN WITNESS WHEREOF, You and Distributor have caused this Amendment to be executed and delivered as of the date first above written.


Legg Mason Investor Services, LLC

By:
Name: Joel Sauber
Title: Managing Director
Date:
Legg Mason Partners Variable Income Trust

By:

Name:
Title:
Date:



OM Financial Life Insurance Company
By:
Name: Michael A. McGrath
Title: SVP, General Counsel & Secretary
Date: April 16, 2007
Legg Mason Partners Variable Equity Trust

By:

Name:
Title:
Date:

                                   SCHEDULE B


  PORTFOLIOS AVAILABLE UNDER THE CONTRACTS


---------------------------------------------------------------------------
 Old Trust Name        New Trust Name     Fund Name          Cusip/Class
---------------------------------------------------------------------------
 Legg Mason Partners   Legg Mason         Legg Mason          52467K797
 Variable Portfolios   Partners Variable  Partners Variable       II
 I, Inc.               Income Trust       Strategic Bond
                                          Portfolio
---------------------------------------------------------------------------
 Legg Mason Partners   Legg Mason         Legg Mason          52467M819
 Variable Portfolios   Partners Variable  Partners Variable       II
 I, Inc.               Equity Trust       Small Cap Growth
                                          Portfolio
---------------------------------------------------------------------------
 Legg Mason Partners   Legg Mason         Legg Mason          52467X872
 Variable Portfolios   Partners Variable  Partners Variable       II
 III, Inc.             Equity Trust       Aggressive Growth
                                          Portfolio
---------------------------------------------------------------------------
 Legg Mason Partners   Legg Mason         Legg Mason          52467W841
 Variable Portfolios   Partners Variable  Partners Variable       II
 II                    Equity Trust       Fundamental Value
                                          Portfolio
---------------------------------------------------------------------------


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